UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2022

Jacobs Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(IRS Employer Identification No.)

1999 Bryan Street, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices)(Zip code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 15, 2022, Jacobs Solutions Inc. (the “Company”) announced that Bob Pragada, currently President and Chief Operating Officer, will succeed Steve Demetriou as Chief Executive Officer and join the Company’s Board of Directors. Mr. Demetriou, currently Chair and Chief Executive Officer, will continue as Executive Chair of the Board of Directors. The changes are effective January 24, 2023, the date of the Company’s annual shareholder meeting. It is expected that Mr. Demetriou will serve as Executive Chair for a minimum of two years.

Mr. Pragada rejoined the Company in 2016 after serving as President and Chief Executive Officer of The Brock Group, one of the largest providers of industrial services in North America, for approximately two years. Prior to that, Mr. Pragada worked in various executive and senior management capacities with Jacobs beginning in 2006. He has served as the President and COO of the Company since 2019. Mr. Pragada also serves on the board of directors of Eaton (NYSE: ETN).

Each of Mr. Pragada and Mr. Demetriou participates in the Company’s Leadership Performance Plan (the “Plan”), the Company’s long-term equity incentive plan, the Company’s Executive Severance Plan and the Company’s Executive Deferral Plan in connection with their current roles, and will continue to be eligible to participate in such plans in their new roles. Any changes in base salary, the incentive target under the Plan and the amount of the fiscal 2023 equity incentive grant will be determined and approved by the Human Resource and Compensation Committee of the Company’s Board of Directors in November 2022.

There are no arrangements or understandings between either Mr. Pragada or Mr. Demetriou and any other persons pursuant to which each was appointed as an officer or director of the Company (other than arrangements or understandings with directors or officers of the Company acting solely in their capacities as such). There are also no family relationships between either Mr. Pragada or Mr. Demetriou and any director or executive officer of the Company, and neither Mr. Pragada nor Mr. Demetriou is party to or has any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacobs Solutions Inc.

Date: September 15, 2022	By:	/s/ Steve Demetriou
Steve Demetriou Chair and Chief Executive Officer